EXHIBIT 10.2

FIRST AMENDMENT

TO

AMENDED AND RESTATED WHOLESALE SECURITY AGREEMENT

This Amendment to Amended and Restated Wholesale Security Agreement dated August 15, 2007 (the “Security Agreement”) by and between General Electric Capital Corporation (“Secured Party”) and each of the below signed debtors (collectively the “Debtors”) shall modify, be attached to and specifically incorporated into the Security Agreement.

1.               Prepayments Exceeding Maximum Allowed. Effective upon the date hereof, Secured Party and Debtors agree that notwithstanding anything to the contrary in Section S of the Security Agreement, if on the 8th and 20th day of each month, or the next Business Day thereafter, Debtor’s prepayments made pursuant to Paragraph S.1 (the “Debtor’s Current Prepayments”) exceed the maximum amount allowed pursuant to Paragraph S.8 (the “Prepayment Cap”) and the Debtors are otherwise eligible for a Working Capital Advance, Secured Party shall automatically make a Working Capital Advance to the Debtors equal to the difference between the amount of the Debtor’s Current Prepayments and the Prepayment Cap (such working Capital Advance shall be rounded up to the next million dollar increment).

2.               Modification of Paragraph S.4. The penultimate sentence of Paragraph S.4 of the Security Agreement shall be replaced in its entirety with the following sentence:

“Accordingly, for purposes hereof, for each monthly billing period for which interest payments are due under this Agreement, Secured Party will credit the Debtors’ monthly interest charges with an amount determined on a daily basis by multiplying the average daily prepayments less Working Capital Advances by the sum of the Applicable Wholesale Rate, as defined in Rider A, minus 35 basis points.”

Except as expressly modified herein, all the terms and conditions in the Security Agreement shall remain in full force and effect.

DEBTORS:

Rush Medium Duty Truck Centers of Colorado, Inc.

Rush Truck Centers of Alabama, Inc.

Rush Truck Centers of Arizona, Inc.

Rush Truck Centers of California, Inc.

Rush Truck Centers of Colorado, Inc.

Rush Truck Centers of Florida, Inc.

Rush Truck Centers of Georgia, Inc.

Rush Truck Centers of New Mexico, Inc.

Rush Truck Centers of Oklahoma, Inc.

Rush Truck Centers of Tennessee, Inc.

Rush GMC Truck Center of El Paso, Inc.

Rush GMC Truck Center of Phoenix, Inc.

Rush GMC Truck Center of San Diego, Inc.

Rush GMC Truck Center of Tucson, Inc.

By:	/s/ W.M. “Rusty” Rush
Name: W. M. “Rusty” Rush
Title: President
Date: October 3, 2007

[signatures continued on following page]

Rush Truck Centers of Texas, L.P., a

Texas limited partnership

By:	RUSHTEX, INC., a Delaware corporation
General Partner

	By:	/s/ W.M. “Rusty” Rush
	Name:	W. M. “Rusty” Rush
Title: President
Date: October 3, 2007

Agreed and Accepted at Irving, Texas

SECURED PARTY:

General Electric Capital Corporation

By:	/s/ C. Daniel Clark
Name: C. Daniel Clark
Title: President and General Manager
Date: October 3, 2007

GUARANTOR CONSENT

The undersigned Guarantor consents to the within Amendment to Amended and Restated Wholesale Security Agreement and agrees that it will not impair Guarantor’s obligations to General Electric Capital Corporation.

GUARANTOR:

Rush Enterprises, Inc.

By:	/s/ W.M. “Rusty” Rush
Name: W. M. “Rusty” Rush
Title: President
Date: October 3, 2007